EXHIBIT 99.1


                                     [LOGO]
                                    VASCULAR
                                   SOLUTIONS


                                               NEWS RELEASE
For Immediate Release: Monday, April 14, 2003  Contact:Howard Root, CEO
                                               James Hennen, Director of Finance
                                               Vascular Solutions, Inc.
                                               (763)656-4300


               VASCULAR SOLUTIONS ANNOUNCES FIRST QUARTER RESULTS

             NET SALES INCREASE 6% WHILE SALES EXPENSES DECREASE BY
                 23% OVER PRIOR YEAR D-STAT NET SALES SURPASS $1
                         MILLION ON AN ANNUALIZED BASIS
       FOUR NEW PRODUCTS ON SCHEDULE TO BE LAUNCHED IN SECOND HALF OF 2003

         MINNEAPOLIS, Minnesota -- Vascular Solutions, Inc. (Nasdaq:VASC) today announced results for its first quarter ended March 31, 2003. Net sales were $2,968,284, an increase of 6% from net sales of $2,803,420 in the first quarter of 2002.

         The 6% increase in net sales occurred despite a 23% decrease in sales and marketing expenses from the year-prior period. The company continues to focus its direct sales force on efficiently maintaining and growing sales of its Duett sealing device while broadening the launch of the D-Stat flowable hemostat and launching the Acolysis thrombolysis product in international markets. Net sales of the D-Stat flowable hemostat in the first quarter of 2003 increased to $271,588.

         Net loss for the first quarter of 2003 was $.20 per share, improved from a net loss of $.27 per share in the first quarter of 2003.

         "The first quarter kept us on pace for our primary goal of profitability and substantial growth," commented Howard Root, Vascular Solutions' CEO. "During the first quarter we grew our sales by 6% with a substantially lower sales cost structure and, most importantly, we remain on target to bring four new substantial products through the required regulatory clearances for an expected worldwide launch in the second half of this year. Continuing our effective cost controls, we also reduced our overall operating expenses by 17% from the previous year's period," Mr. Root added.

         Vascular Solutions reported continued progress during the first quarter in its development of additional interventional medical devices. "The D-Stat Dry(TM) bandage and the D-Stat Radial products have now been submitted for regulatory approval in both the U.S. and CE markets, with expected launches in the second half of 2003," stated Mr. Root. "In addition, during the first quarter we completed our development of the Pronto(TM) extraction catheter in conjunction with Dr. Pedro Silva of Milan, Italy for the rapid mechanical extraction of soft thrombus. We are in the process of completing our CE mark regulatory work on the Pronto to launch it in international markets early in the second half of 2003, and later in the year in the U.S.. Finally, during the first quarter we completed our development of the Vari-Lase(TM) endovenous laser product for the rapidly growing treatment of superficial venous reflux, otherwise known as varicose veins. Our 510(k) for the Vari-Lase product has been submitted to the FDA for regulatory clearance, with our expectation that the Vari-Lase should be launched early in the second half of the year through our existing direct sales force in the U.S.," commented Mr. Root.

         Vascular Solutions will host a live webcast starting at 3:30 p.m., Central Time today to discuss the information contained in this press release. The live web cast may be accessed on the investor relations portion of our web site at www.vascularsolutions.com. Web participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to download and install any necessary audio software. An audio replay of the call will be available until Friday, April 18th by dialing 1-800-642-1687 and entering conference ID #9593020. A recording of the call will also be archived on the investor relations portion of the company's web site, www.vascularsolutions.com until Wednesday, April 30th. During the conference call the company may answer one or more questions concerning business and financial developments and trends, the company's view on earnings forecasts and new product development and financial matters affecting the company, some of the responses to which may contain information that has not been previously disclosed.

                            VASCULAR SOLUTIONS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS

                                                   Three Months Ended
                                                        March 31,
                                                  2003             2002
                                                       (unaudited)

Net sales                                    $  2,968,284     $  2,803,420
Cost of goods sold                              1,222,591        1,206,918
Gross profit                                    1,745,693        1,596,502

Operating expenses:
     Research and development                     833,571          897,125
     Clinical and regulatory                      340,692          315,273
     Sales and marketing                        2,675,384        3,475,159
     General and administrative                   500,843          597,767
     Amortization of purchased technology          54,375               --

          Operating loss                       (2,659,172)      (3,688,822)
Interest income                                    62,150          137,825
          Net loss                           $ (2,597,022)    $ (3,550,997)

Basic and diluted net loss per share         $       (.20)    $       (.27)
Shares used in computing basic and
   diluted net loss per share                  12,843,865       13,333,113


                            VASCULAR SOLUTIONS, INC.
                            CONDENSED BALANCE SHEETS

                                                      March 31,     December 31,
                                                        2003           2002
                                                     (unaudited)      (note)
ASSETS
Current assets:
   Cash and cash equivalents                         $ 1,772,947    $ 1,835,059
   Available for-sale-securities                      11,625,320     14,914,444
   Accounts receivable, net                            1,438,314      1,357,946
   Inventories                                         3,031,632      2,132,516
   Prepaid expenses                                      388,867        326,773
      Total current assets                            18,257,080     20,566,738
Property and equipment, net                              683,867        795,885
Intangible assets                                        863,220        917,595
      Total assets                                   $19,804,167    $22,280,218

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Total current liabilities                         $ 2,154,364    $ 1,910,985
Shareholders' equity:
   Total shareholders' equity                         17,649,803    $20,369,233
      Total liabilities and shareholders' equity     $19,804,167    $22,280,218

Note: Derived from the audited balance sheet at that date.

ABOUT VASCULAR SOLUTIONS

         Vascular Solutions, Inc. is an interventional medical device company. The company's primary product is the Duett sealing device which enables interventional cardiologists and radiologists to rapidly seal the puncture site following catheterization procedures such as angiography, angioplasty and stenting. In February 2002 the Company commenced worldwide sales of its second product, the D-Stat flowable hemostat, which is used in a wide variety of interventional procedures for the local management of active bleeding. In April 2002 the Company acquired the Acolysis intravascular therapeutic ultrasound product which is sold in international markets for the treatment of peripheral occlusive arterial disease. Products in development include the D-Stat Dry bandage for topical bleeding, the D-Stat Radial device for sealing punctures of the radial artery, the next generation Mechanical Duett femoral artery sealing device, the Pronto extraction catheter for acute thrombus removal and the Vari-Lase endovenous laser kit for treatment of superficial venous reflux.


         The information in this press release contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements. Important factors that may cause such differences include those discussed in our Annual Report on Form 10-K for the year ended December 31, 2002 and other recent filings with the Securities and Exchange Commission. The risks and uncertainties include, without limitation, risks associated with our limited operating history, adoption of our new sealing methodology, reliance on a sole product, lack of profitability, exposure to possible product liability claims, the development of new products by others, dependence on third party distributors in international markets, doing business in international markets, limited manufacturing experience, the availability of third party reimbursement, actions by the FDA related to our products, and the loss of key vendors.

         For further information, connect to www.vascularsolutions.com.
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